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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-48009) of The Learning Company, Inc. (the "Company") of our report dated March 2, 1998, relating to the combined financial statements of the Mindscape Group which appear in the Company's Current Report on Form 8-K/A, dated May 28, 1998. We also consent to the reference to us under the caption "Experts" in such Prospectus.




/s/ Price Waterhouse LLP
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PRICE WATERHOUSE LLP

San Jose, California

May 28, 1998